Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-258638, No. 333-242250, No. 333-212927, No. 333-161099, No. 333-144379, No. 333-130528 and No. 333-68276) of World Fuel Services Corporation of our report dated February 25, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hallandale Beach, Florida
February 25, 2022